Exhibit 99.9

Principal Officers:
Keith M. Braaten, P. Eng.
President & CEO
Jodi L. Anhorn, P. Eng.
Executive Vice President & COO

Officers / Vice Presidents:
Terry L. Aarsby, P. Eng.
Caralyn P. Bennett, P. Eng.
Leonard L. Herchen, P. Eng.
Myron J. Hladyshevsky, P. Eng.
Bryan M. Joa, P. Eng.
Mark Jobin, P. Geol.
John E. Keith, P. Eng.
John H. Stilling, P. Eng.
Douglas R. Sutton, P. Eng.
James H. Willmon, P. Eng.

LETTER OF CONSENT

Mr. Jim Sheasby

Harvest Operations Corp.

2100, 330 - 5th Avenue S.W.

Calgary, Alberta T2P 0L4

We hereby consent to the use of our name and the inclusion of our report dated January 26, 2012, evaluating the petroleum and natural gas reserves of Harvest Operations Corp. (the “Corporation”) as of December 31, 2011, in the Registration Statement on Form F-4 of Harvest Operations Corp. dated June 14, 2012. (the “Registration Statement”). We hereby further consent to the use of information derived from our report in the Registration Statement.

Yours very truly,

GLJ PETROLEUM CONSULTANTS LTD.

/s/ Myron J. Hladyshevsky, P. Eng.

Myron J. Hladyshevsky, P. Eng.
Vice President

Dated: June 14, 2012

Calgary, Alberta

CANADA

4100, 400 – 3rd Avenue S.W., Calgary, Alberta, Canada T2P 4H2 • (403) 266-9500 • Fax (403) 262-1855 • GLJPC.com